EXHIBIT 99 (b)








               SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D.C.  20549




                            FORM 11-K

                          ANNUAL REPORT
                PURSUANT TO SECTION 15(d) OF THE
                 SECURITIES EXCHANGE ACT OF 1934

(Mark One):

[X]  ANNUAL REPORT PURSUANT TO SECTION 15(d) OF THE
     SECURITIES EXCHANGE ACT OF 1934 [FEE REQUIRED].

For the fiscal year ended December 31, 1995

                               OR

 [ ]  TRANSITION REPORT PURSUANT TO SECTION 15(d) OF THE
      SECURITIES EXCHANGE ACT OF 1934 [NO FEE REQUIRED].

For the transition period from ______ to ______

Commission file number 1-6016



     A. Full title of the plan and the address of the plan, if different from that of the issuer named below:

      THE ALLEN GROUP INC. EMPLOYEE BEFORE-TAX SAVINGS PLAN
                          (the "Plan")

     B. Name of issuer of the securities held pursuant to the Plan and the address of its principal executive office:

               THE ALLEN GROUP INC. (the "Company")
               25101 Chagrin Boulevard
               Beachwood, Ohio  44122


                      THE ALLEN GROUP INC.

                EMPLOYEE BEFORE-TAX SAVINGS PLAN

                            FORM 11-K

          (For the fiscal year ended December 31, 1995)






                        Table of Contents

                                                         Page


Financial Statements


            (i)  Report of Independent Accountants        3

           (ii)  Statements of Financial Condition -
                 December 31, 1995 and 1994               4 - 5

          (iii)  Statements of Income and Changes
                 in Plan Equity for the years
                 ended December 31, 1993, 1994
                 and 1995                                 6 - 14

           (iv)  Notes to Financial Statements           15 - 24

          Schedules are omitted because they are not required or not applicable or because the information is furnished elsewhere in the financial statements or the notes thereto.







                REPORT OF INDEPENDENT ACCOUNTANTS


To the Employee Before-Tax Savings Plan Committee and the Participants in The Allen Group Inc.
  Employee Before-Tax Savings Plan:


We have audited the accompanying statements of financial condition of THE ALLEN GROUP INC. EMPLOYEE BEFORE-TAX SAVINGS PLAN as of December 31, 1995 and 1994, and the related statements of income and changes in plan equity for each of the three years in the period ended December 31, 1995. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial condition of THE ALLEN GROUP INC. EMPLOYEE BEFORE-TAX SAVINGS PLAN as of December 31, 1995 and 1994 and the results of its operations and changes in plan equity for each of the three years in the period ended December 31, 1995 in conformity with generally accepted accounting principles.

Our audits were made for the purpose of forming an opinion on the basic financial statements taken as a whole. The Fund information in the statements of financial condition and the statements of income and changes in plan equity is presented for purposes of additional analysis rather than to present the financial condition and changes in plan equity of each fund. The Fund information has been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.


                                         COOPERS & LYBRAND L.L.P.




Cleveland, Ohio
April 25, 1996

                     THE ALLEN GROUP INC. EMPLOYEE BEFORE-TAX SAVINGS PLAN
                                 STATEMENTS OF FINANCIAL CONDITION
                                     DECEMBER 31, 1995 AND 1994

                          Fidelity    Fidelity      Fidelity     Allen
                          Managed     Equity -     Retirement    Common     Hartford
                          Income      Income         Growth      Stock    Fixed-Income   Sub-Total
                          Portfolio   Fund            Fund       Fund         Fund      (To Page 5)
December 31, 1995
Investments, at market
  value (Note 3)          $        -  $3,243,579   $2,988,236  $7,161,566  $3,236,892  $16,630,273
Loans receivable from
  participants (Note 6)            -           -            -           -           -            -
Contribution receivable
  (Note 4):
  Participants                     -      49,129       55,313      98,140           -      202,582
  Company                          -      48,681       65,813     158,119           -      272,613
Other receivables                137       5,753        5,242      13,994          77       25,203
Cash and equivalents             107           -            -      55,883      17,128       73,118
Other payables                     -           -            -      (8,088)          -       (8,088)
Plan Equity, End of Year  $      244  $3,347,142   $3,114,604  $7,479,614  $3,254,097  $17,195,701

December 31, 1994
Investments, at market
  value (Note 3)          $2,102,640  $2,037,464   $1,851,069  $5,425,976  $4,226,733  $15,643,882
Loans receivable from
  participants (Note 6)            -           -            -           -           -            -
Contribution receivable
  (Note 4):
  Participants                49,849      68,779      124,985      48,320           -      291,933
  Company                     49,139      35,516       41,102     179,453       1,165      306,375
Other receivables             39,057      12,848       10,074      47,655       1,532      111,166
Cash and equivalents          70,846      49,084       49,203      53,228      70,588      292,949
Other payables                (3,270)     (3,105)      (2,940)     (8,139)     (6,068)     (23,522)
Plan Equity, End of Year  $2,308,261  $2,200,586   $2,073,493  $5,746,493  $4,293,950  $16,622,783

The Notes are an integral part of these statements.


                        THE ALLEN GROUP INC. EMPLOYEE BEFORE-TAX SAVINGS PLAN
                                  STATEMENTS OF FINANCIAL CONDITION
                                     DECEMBER 31, 1995 AND 1994
                          Carryforward      TransPro       Morley     Participant
                              Total       Common Stock     Stable        Loan
                          (From Page 4)       Fund          Fund        Account        Total
December 31, 1995
Investments, at market
  value (Note 3)          $16,630,273     $ 152,023      $2,644,254   $        -     $19,426,550
Loans receivable from
  participants (Note 6)             -             -               -      982,716         982,716
Contribution receivable
  (Note 4):
  Participants                202,582             -          32,125            -         234,707
  Company                     272,613             -          33,899            -         306,512
Other receivables              25,203             -          11,186            -          36,389
Cash and equivalents           73,118        11,771               -            -          84,889
Other payables                 (8,088)            -         (44,245)     (30,204)        (82,537)
Plan Equity, End of Year  $17,195,701     $ 163,794      $2,677,219   $  952,512     $20,989,226

December 31, 1994
Investments, at market
  value (Note 3)          $15,643,882     $       -      $        -   $        -     $15,643,882
Loans receivable from
  participants (Note 6)             -             -               -    1,002,668       1,002,668
Contribution receivable
  (Note 4):
  Participants                291,933             -               -            -         291,933
  Company                     306,375             -               -            -         306,375
Other receivables             111,166             -               -          152         111,318
Cash and equivalents          292,949             -               -       78,485         371,434
Other payables                (23,522)            -               -      (14,902)        (38,424)
Plan Equity, End of Year  $16,622,783     $       -      $        -   $1,066,403     $17,689,186




The Notes are an integral part of these statements.



                        THE ALLEN GROUP INC. EMPLOYEE BEFORE-TAX SAVINGS PLAN
                           STATEMENTS OF INCOME AND CHANGES IN PLAN EQUITY
                                  DECEMBER 31, 1993, 1994 AND 1995

                          Fidelity    Fidelity      Fidelity     Allen
                          Managed     Equity -     Retirement    Common     Hartford
                          Income      Income         Growth      Stock    Fixed-Income   Sub-Total
                          Portfolio   Fund            Fund       Fund         Fund      (To Page 9)
1993
Plan Equity,
  January 1, 1993         $1,547,957  $1,756,079   $1,324,581  $3,484,661  $        -   $8,113,278
Contributions (Note 4)       201,051     243,129      200,665     730,244           -    1,375,089
Investment income:
  Dividends                    5,611      49,347            -      26,381           -       81,339
  Interest                    80,840      17,293       82,315         485           -      180,933
Net appreciation in
  the fair value of
  investments                      -      61,167       99,136   2,438,171           -    2,598,474
Withdrawals and dis-
  tributions (Note 5)       (639,428)   (789,923)    (673,986) (3,724,336)          -   (5,827,673)
Interfund Activity:
  Interfund transfers         55,106    (114,561)     (97,940)    124,248           -      (33,147)
  Interfund loans             17,774      13,430       11,851      (6,336)          -       36,719
Cumulative change in
  accounting principle
  (Note 2)                     3,747       1,172        1,211      50,842           -       56,972
Plan Equity, December 31,
  1993 (to Page 7)        $1,272,658  $1,237,133   $  947,833  $3,124,360  $        -   $6,581,984


The Notes are an integral part of these statements.



                        THE ALLEN GROUP INC. EMPLOYEE BEFORE-TAX SAVINGS PLAN
                           STATEMENTS OF INCOME AND CHANGES IN PLAN EQUITY
                                  DECEMBER 31, 1993, 1994 AND 1995


                          Fidelity    Fidelity      Fidelity     Allen
                          Managed     Equity -     Retirement    Common     Hartford
                          Income      Income         Growth      Stock    Fixed-Income   Sub-Total
                          Portfolio   Fund            Fund       Fund         Fund      (To Page 10)
Plan Equity, December 31,
  1993 (from Page 6)      $1,272,658  $1,237,133   $  947,833  $3,124,360  $        -   $ 6,581,984

1994
Contributions (Note 4)       406,474     387,887      436,287   1,015,728     130,688     2,377,064
Investment income:
  Dividends                        -           -            -      35,356           -        35,356
  Interest                    82,284      83,334       28,964           -     298,890       493,472
Net appreciation (depre-
  ciation) in the fair
  value of investments             -     (99,318)     (50,771)  1,301,653           -     1,151,564
Withdrawals and dis-
  tributions (Note 5)        (97,050)    (59,506)     (56,649)   (160,532)   (411,203)     (784,940)
Administrative expenses       (3,270)     (3,105)      (2,940)    (10,184)    (18,062)      (37,561)
Interfund Activity:
  Interfund transfers         (9,163)      7,446       29,854     (17,970)    (92,738)      (82,571)
  Interfund loans              6,921     (75,557)     (58,952)     23,845     (89,954)     (193,697)
Rollover of ATG Funds to
  Allen Funds (Note 1)       649,407     722,272      799,867     434,237     (26,673)    2,579,110
Rollover from ATG Savings and
  Incentive Plan (Note 1)          -           -            -           -   4,503,002     4,503,002
Plan Equity, December 31,
  1994 (to Page 8)        $2,308,261  $2,200,586   $2,073,493  $5,746,493  $4,293,950   $16,622,783



The Notes are an integral part of these statements.



                        THE ALLEN GROUP INC. EMPLOYEE BEFORE-TAX SAVINGS PLAN
                           STATEMENTS OF INCOME AND CHANGES IN PLAN EQUITY
                                  DECEMBER 31, 1993, 1994 AND 1995

                          Fidelity    Fidelity      Fidelity     Allen
                          Managed     Equity -     Retirement    Common     Hartford
                          Income      Income         Growth      Stock    Fixed-Income    Sub-Total
                          Portfolio   Fund            Fund       Fund         Fund      (To Page 11)
Plan Equity, December 31,
  1994 (from Page 7)      $2,308,261  $2,200,586   $2,073,493  $5,746,493  $4,293,950   $16,622,783

1995
Contributions (Note 4)       354,783     524,288      544,367   1,624,657      21,251     3,069,346
Investment income:
  Dividends                        -     172,995      260,187      39,775           -       472,957
  Interest                   139,474       1,587        1,740       5,077     234,076       381,954
Spin-off distribution
  (Note 8)                         -           -            -           -           -             -
Other income                       -           -            -      44,836       4,180        49,016
Net appreciation (depre-
  ciation) in the fair
  value of investments             -     526,252      274,750    (425,550)          -       375,452
Withdrawals and dis-
  tributions (Note 5)       (333,690)   (238,287)    (209,210)   (553,210)   (253,100)   (1,587,497)
Administrative expenses      (39,410)     (8,141)      (1,790)    (27,797)    (47,259)     (124,397)
Interfund Activity:
  Interfund transfers     (2,444,355)    182,057      177,541     954,763    (788,654)   (1,918,648)
  Interfund loans             15,181     (14,195)      (6,474)     70,570    (210,347)     (145,265)
Plan Equity,
  December 31, 1995       $      244  $3,347,142   $3,114,604  $7,479,614  $3,254,097   $17,195,701



The Notes are an integral part of these statements.



                        THE ALLEN GROUP INC. EMPLOYEE BEFORE-TAX SAVINGS PLAN
                           STATEMENTS OF INCOME AND CHANGES IN PLAN EQUITY
                                  DECEMBER 31, 1993, 1994 AND 1995

                          Carryforward      TransPro       Morley     Participant
                              Total       Common Stock     Stable        Loan        Sub-Total
                          (From Page 6)       Fund          Fund        Account      (To Page 12)
1993
Plan Equity,
  January 1, 1993         $8,113,278      $        -     $        -   $  253,072     $8,366,350
Contributions (Note 4)     1,375,089               -              -            -      1,375,089
Investment income:
 Dividends                    81,339               -              -            -         81,339
 Interest                    180,933               -              -       13,451        194,384
Net appreciation in
  the fair value of
  investments              2,598,474               -              -            -      2,598,474
Withdrawals and dis-
  tributions (Note 5)     (5,827,673)              -              -            -     (5,827,673)
Interfund Activity:
  Interfund transfers        (33,147)              -              -       33,147              -
  Interfund loans             36,719               -              -      (36,719)             -
Cumulative change in
  accounting principle
  (Note 2)                    56,972               -              -            -         56,972
Plan Equity, December 31,
  1993 (to Page 10)       $6,581,984               -              -    $ 262,951     $6,844,935



The Notes are an integral part of these statements.


                        THE ALLEN GROUP INC. EMPLOYEE BEFORE-TAX SAVINGS PLAN
                           STATEMENTS OF INCOME AND CHANGES IN PLAN EQUITY
                                  DECEMBER 31, 1993, 1994 AND 1995

                          Carryforward      TransPro       Morley     Participant
                              Total       Common Stock     Stable        Loan        Sub-Total
                          (From Page 7)       Fund          Fund        Account      (To Page 13)

Plan Equity, December 31,
  1993 (from Page 9)      $ 6,581,984     $        -     $        -   $  262,951     $ 6,844,935

1994
Contributions (Note 4)      2,377,064              -              -            -       2,377,064
Investment income:
  Dividends                    35,356              -              -            -          35,356
  Interest                    493,472              -              -       17,950         511,422
Net appreciation (depre-
  ciation) in the fair
  value of investments      1,151,564              -              -            -       1,151,564
Withdrawals and dis-
  tributions (Note 5)        (784,940)             -              -            -        (784,940)
Administrative expenses       (37,561)             -              -       (1,675)        (39,236)
Interfund Activity:
  Interfund transfers         (82,571)             -              -        5,446         (77,125)
  Interfund loans            (193,697)             -              -      207,539          13,842
Rollover of ATG Funds to
  Allen Funds (Note 1)      2,579,110              -              -            -       2,579,110
Rollover from ATG Savings
  and Incentive Plan
  (Note 1)                  4,503,002              -              -      574,192       5,077,194
Plan Equity, December 31,
  1994 (To Page 11)       $16,622,783     $        -     $        -   $1,066,403     $17,689,186



The Notes are an integral part of these statements.



                        THE ALLEN GROUP INC. EMPLOYEE BEFORE-TAX SAVINGS PLAN
                           STATEMENTS OF INCOME AND CHANGES IN PLAN EQUITY
                                  DECEMBER 31, 1993, 1994 AND 1995

                           Carryforward     TransPro       Morley     Participant
                               Total      Common Stock     Stable        Loan         Sub-Total
                           (From Page 8)      Fund          Fund        Account      (To Page 14)
Plan Equity, December
  31, 1994 (from Page 10)  $16,622,783    $        -     $        -   $ 1,066,403    $17,689,186

1995
Contributions (Note 4)       3,069,346             -        147,826            -       3,217,172
Investment income:
  Dividends                    472,957             -              -            -         472,957
  Interest                     381,954           119            812       96,715         479,600
Spin-off distribution
  (Note 8)                           -       847,930              -            -         847,930
Other income                    49,016             -              -            -          49,016
Net appreciation (depre-
  ciation) in the fair
  value of investments         375,452      (142,249)         3,937            -         237,140
Withdrawals and dis-
  tributions (Note 5)       (1,587,497)      (31,561)        (2,734)    (213,338)     (1,835,130)
Administrative expenses       (124,397)           (3)       (44,245)           -        (168,645)
Interfund Activity:
  Interfund transfers       (1,918,648)     (510,442)     2,559,110     (130,020)              -
  Interfund loans             (145,265)            -         12,513      132,752               -
Plan Equity, December 31,
  1995                     $17,195,701    $  163,794     $2,677,219   $  952,512     $20,989,226

The Notes are an integral part of these statements.


                        THE ALLEN GROUP INC. EMPLOYEE BEFORE-TAX SAVINGS PLAN
                           STATEMENTS OF INCOME AND CHANGES IN PLAN EQUITY
                                  DECEMBER 31, 1993, 1994 AND 1995
                                           Twentieth      Twentieth
                          Carryforward      Century        Century      Vanguard
                             Total          Ultra          Select        Fixed
                          (From Page 9)      Fund           Fund          Fund         Total
1993
Plan Equity,
  January 1, 1993         $8,366,350      $        -     $        -   $        -     $8,366,350
Contributions (Note 4)     1,375,089               -              -            -      1,375,089
Investment income:
  Dividends                   81,339               -              -            -         81,339
  Interest                   194,384               -              -            -        194,384
Net appreciation in
  the fair value of
  investments              2,598,474               -              -            -      2,598,474
Withdrawals and dis-
  tributions (Note 5)     (5,827,673)              -              -            -     (5,827,673)
Interfund Activity:
  Interfund transfers              -               -              -            -              -
  Interfund loans                  -               -              -            -              -
Cumulative change in
  accounting principle
  (Note 2)                    56,972               -              -            -         56,972
Plan Equity, December 31,
  1993 (to Page 13)       $6,844,935      $        -     $        -   $        -     $6,844,935


The Notes are an integral part of these statements.



                        THE ALLEN GROUP INC. EMPLOYEE BEFORE-TAX SAVINGS PLAN
                           STATEMENTS OF INCOME AND CHANGES IN PLAN EQUITY
                                  DECEMBER 31, 1993, 1994 AND 1995
                                           Twentieth      Twentieth
                          Carryforward      Century        Century      Vanguard
                             Total           Ultra         Select         Fixed
                          (From Page 10)     Fund            Fund         Fund         Total
Plan Equity, December 31,
  1993 (from Page 12)     $ 6,844,935     $        -     $        -   $        -     $6,844,935

1994
Contributions (Note 4)      2,377,064         44,921         35,848       25,655      2,483,488
Investment income:
  Dividends                    35,356              -              -            -         35,356
  Interest                    511,422          3,209          2,665       45,792        563,088
Net appreciation (depre-
  ciation) in the fair
  value of investments      1,151,564        (79,579)       (72,737)     (95,267)       903,981
Withdrawals and dis-
  tributions (Note 5)        (784,940)      (155,351)      (219,756)     (38,751)    (1,198,798)
Administrative expenses       (39,236)        (1,453)        (1,366)      (1,086)       (43,141)
Interfund Activity:
  Interfund transfers         (77,125)        33,803          6,067       37,255              -
  Interfund loans              13,842         (3,984)         2,447      (12,305)             -
Rollover of ATG Funds to
  Allen Funds (Note 1)      2,579,110       (957,537)      (902,859)    (718,714)             -
Rollover from ATG Savings
  and Incentive Plan
  (Note 1)                  5,077,194      1,115,971      1,149,691      757,421       8,100,277
Plan Equity, December 31,
  1994 (to Page 14)       $17,689,186     $        -     $        -   $        -     $17,689,186



The Notes are an integral part of these statements.

                        THE ALLEN GROUP INC. EMPLOYEE BEFORE-TAX SAVINGS PLAN
                           STATEMENTS OF INCOME AND CHANGES IN PLAN EQUITY
                                  DECEMBER 31, 1993, 1994 AND 1995

                                             Twentieth      Twentieth
                            Carryforward      Century        Century      Vanguard
                               Total           Ultra         Select         Fixed
                            (From Page 11)     Fund            Fund         Fund         Total
Plan Equity, December
  31, 1994 (from Page 13)   $17,689,186     $        -     $        -   $        -     $17,689,186

1995
Contributions (Note 4)        3,217,172              -              -            -       3,217,172
Investment income:
  Dividends                     472,957              -              -            -         472,957
  Interest                      479,600              -              -            -         479,600
Spin-off distribution
  (Note 8)                      847,930              -              -            -         847,930
Other income                     49,016              -              -            -          49,016
Net appreciation in
  the fair value
  of investments                237,140              -              -            -         237,140
Withdrawals and dis-
  tributions (Note 5)        (1,835,130)             -              -            -      (1,835,130)
Administrative expenses        (168,645)             -              -            -        (168,645)
Interfund Activity:
  Interfund transfers                 -              -              -            -               -
  Interfund loans                     -              -              -            -               -
Plan Equity, December 31,
  1995                      $20,989,226     $        -     $        -   $         -    $20,989,226



The Notes are an integral part of these statements.





      THE ALLEN GROUP INC. EMPLOYEE BEFORE-TAX SAVINGS PLAN

                  NOTES TO FINANCIAL STATEMENTS



1.   OPERATIONS

     The Allen Group Inc. Employee Before-Tax Savings Plan (the "Plan") is designed to offer employees of The Allen Group Inc. (the "Company"), who choose to participate, a form of savings that allows for a deferral of current income taxes while saving for retirement. The Plan is administered by The Allen Group Inc. Employee Before-Tax Savings Plan Committee (the "Committee") which is comprised of management personnel and officers of the Company.

     Effective January 1, 1994, the Company merged the Allen Telecom Group, Inc. ("ATG") Savings and Incentive Plan (formerly the Alliance Telecommunications Corporation Savings and Incentive
Plan) (the "ATG Plan") into the Plan. As a result of the merger, all assets and liabilities of the ATG Plan were transferred to the Plan as of the effective date, and the Plan was amended such that all ATG Plan participants became participants of the Plan.

     Subsequent to the initial transfer, the former ATG Plan participants were directed to reallocate contributions into The Allen Group Inc. Before-Tax Savings Plan investment funds as the former ATG Plan investment funds were planned to be discontinued. During the reallocation process, however, it was determined that significant penalties would be incurred if the Hartford Fixed-Income Fund were fully liquidated at that time. As a result, the Company decided to maintain the Hartford Fixed-Income Fund as an investment option for all Plan participants in 1994 and 1995. In 1996, the Hartford Fund was liquidated with the applicable transaction fees being paid by the Company. In addition, all ATG Plan participant loan account balances were transferred into the Allen Participant Loan Account as of December 31, 1994.

2.   SUMMARY OF ACCOUNTING POLICIES

     Participants' contributions to the Plan are invested by the Trustee (The Charles Schwab Trust Company) in the Investment Funds (described in Note 4), which include the Allen Common Stock Fund, as directed by participants. The Company's contributions to the Plan, if any, are invested by the Trustee exclusively in the Allen Common Stock Fund, with the exception that, to avoid the retention of idle funds, investments are made in cash equivalent securities prior to investment in such Investment Funds. Investments are stated at market value. Shares in the Allen Common Stock Fund and TransPro, Inc. Common Stock Fund (See Note 8) are valued at the last sale price of the respective Company's common stock on the New York Stock Exchange Composite Tape on the last business day of the year. Investments in the Fidelity Equity-Income Fund, Inc., Fidelity Retirement Growth Fund and the Morley Stable Value Fund are valued at their respective net asset value per unit as quoted by the National Association of Security Dealers on the last business day of the year. During 1995, there was a conversion of plan assets in the Fidelity Managed Income Portfolio to the Morley Stable Value Fund. In addition, effective November 1, 1995, contributions previously directed to the Hartford Fixed-Income Fund are being invested in the Morley Stable Value Fund. Previously, investments in the Fidelity Managed Income Portfolio were valued at cost plus accrued interest which approximated market value. The Hartford Fixed-Income Fund consists of a deposit administration contract with the ITT Hartford Life Insurance Company ("Hartford") which maintained the contributions in a pooled account. The investment is included in the accompanying financial statements at December 31, 1995 at the contract value reported to the Plan by Hartford. Contract value represents contributions made under the contract, plus interest at the contract rate, less funds used to purchase withdrawal annuities and pay administrative expenses. Funds under the contract that have been allocated and applied to purchase annuities (that is, Hartford is obligated to pay the related benefits and not the Plan) are excluded from the Plan's assets.

     The Plan uses the accrual method for recognizing contributions and investment income. Prior to 1993, the Plan also used the accrual method for recognizing undistributed withdrawals. However, this method of accounting was changed in 1993 to conform with professional guidance issued by the American Institute of Certified Public Accountants and, as a result, the Plan no longer accounts for amounts owed to withdrawing but unpaid former participants and participant loans in process as liabilities. The financial statements for the year ended December 31, 1993 include the cumulative change in accounting principle in the statement of income and changes in plan equity. Dividends are accrued on the ex-dividend date. Withdrawals and distributions are valued using current market prices at the time withdrawals and distributions are made.

     The Plan presents in the statements of income and changes in plan equity the net appreciation (depreciation) in the fair value of its investments which consists of the realized gains or losses and the unrealized appreciation (depreciation) on those investments.

     During 1994, the Plan was amended such that all administrative expenses are now paid by the Plan from Forfeiture Funds, to the extent that Forfeiture Funds are available; otherwise, administrative expenses will be paid directly by the Plan, unless the Company elects to pay any such costs. Prior to this amendment, all expenses of administering the Plan, including the Trustee's fees, were paid by the Company. In addition, there is a fixed charge of $50 for second and third loan applications which is borne by those specific individuals who choose to have more than one loan outstanding. Brokerage commissions and other expenses relating to the sale of the Investment Funds for the account of any participant in connection with a withdrawal or distribution from the Plan are deducted from the proceeds of the sale.

3.   INVESTMENTS

     The cost, market value and net asset value per unit/share at December 31, 1995 and 1994 for the respective Investment Funds (see
Note 4) were as follows:

                                        December 31, 1995
                                                       Net Asset
                                              Market   Value Per
                                   Cost       Value    Unit/Share
Fidelity Equity-Income
   Fund, Inc. (85,515 units)    $ 2,698,995 $ 3,243,579  $37.93
Fidelity Retirement Growth
   Fund (164,279 units)           2,887,368   2,988,236  $18.19
Allen Common Stock Fund
   (320,070 shares)               4,788,384   7,161,566  $22.38
Hartford Fixed-Income
   Fund                           3,236,892   3,236,892       -
TransPro Common Stock
   Fund (14,308 shares)             294,272     152,023   10.63
Morley Stable Value
   Fund (234,224 units)           2,570,111   2,644,254   11.29
                                $16,476,022 $19,426,550




                                        December 31, 1994
                                                       Net Asset
                                              Market   Value Per
                                   Cost       Value    Unit/Share
Fidelity Managed Income
   Portfolio (2,102,640 units) $ 2,102,640 $ 2,102,640    $1.00
Fidelity Equity-Income
   Fund, Inc. (66,366 units)     2,019,132   2,037,464   $30.70
Fidelity Retirement Growth Fund
   (113,982 units)               2,024,951   1,851,069   $16.24
Allen Common Stock Fund
   (227,266 shares)              2,600,864   5,425,976   $23.88
Hartford Fixed-Income Fund       4,226,733   4,226,733        -
                               $12,974,320 $15,643,882

4.   CONTRIBUTIONS

     Participation in the Plan is voluntary, and all employees (full-time and part-time, salaried, hourly and union employees, only if pursuant to a collective bargaining agreement) of the Company and its subsidiaries in the United States (other than its territories and possessions) who were employees on October 1, 1985 or who thereafter have completed six months of employment are eligible to be participants. In addition, as discussed in Note 1, any employee who was a participant of the ATG Plan on December 31, 1993 became a participant of the Plan as of January 1, 1994. Effective May 1, 1994, the Plan was amended to extend the eligibility participation period from six months to twelve months for employees of the Company's wholly owned subsidiary MARTA Technologies, Inc. ("MARTA"). The Plan was amended as of January 1, 1994 so that effective March 1, 1994 a participant may contribute to the Plan in each month any whole percentage of his or her compensation he or she selects for such month which is not less than 1% or more than 17% of his or her compensation for such month. Prior to this date the maximum allowable contribution percentage was 12% on a before-tax basis. The Plan was also amended to entitle participants to make after-tax contributions of not less than 1% nor more than 12% of his or her compensation. In any event, a participants' contributions may not, in the aggregate, exceed 18% of his or her compensation. Compensation includes base salary, overtime earnings, bonuses (other than bonus payments under the Company's Key Management Deferred Bonus Plan or any successor or similar plan) and commissions. In addition, a participants' individual allowable contributions may be limited by various other government regulations. Contributions by participants may be made only through periodic payroll deductions.

     In addition to the above, the Plan was amended in 1994 to provide the Company's Comsearch division ("Comsearch") an annual profit sharing contribution to each participant who is employed on the last day of the Plan year an amount equal to 3% of the participant's Plan year compensation. The profit sharing contribution is allocated among the investment funds at the participant's direction. This benefit is in lieu of Comsearch participating in an employer sponsored defined benefit pension plan.

     Unless the Company increases, decreases or suspends its monthly contributions in accordance with the terms of the Plan, the Company makes a monthly contribution for each participant equal to 25% of the first 1%, 25% of the second 1%, and 50% of the third 1%, of compensation contributed by the participant during such month, up to a maximum Company contribution of $1,200 per year. As soon as practicable after the end of each month, the participants' and the Company's contributions are forwarded to the Trustee for investment. Company contributions to the Allen Common Stock Fund relating to the Company match included in the statements of income and changes in plan equity were $373,917, $312,262 and $185,711 for the years ended December 31, 1995, 1994 and 1993, respectively. In addition, the profit-sharing contribution, noted above, included in the statement of income and changes in plan equity for the years ended December 31, 1995 and 1994 was $275,852 and $224,233, respectively.

     Participants' contributions to the Plan are invested by the Trustee, as directed by the participant, in one investment fund or divided among two or more funds, with such funds (the "Investment
Funds") comprised of the following:


                                                     Number of
                                                    Participants
                                                       as of
                                                    December 31,
                                                    1995    1994
(i)   Fidelity Managed Income Portfolio: is
      intended to be a more conservative
      Investment Fund; invests in a portfolio
      of investment contracts issued by
      insurance companies, banks, or other
      financial institutions;                          -     693

(ii)  Fidelity Equity-Income Fund:  seeks
      reasonable income by investing primarily
      in income-producing equity securities;         755     595

(iii) Fidelity Retirement Growth Fund:  seeks
      capital appreciation by investing primarily
      in the common stock of companies operating
      in the United States and/or abroad, although
      bonds and preferred stock may also be
      purchased by the Fund;                         744     541

(iv)  Allen Common Stock Fund:  consists solely
      of shares of common stock (par value $1.00
      per share) of the Company;                   1,309   1,115

(v)   Hartford Fixed-Income Fund:  intended to
      provide a predictable rate of return;
      Hartford guarantees contributions against
      financial loss;                                397     434

(vi)  Morley Stable Value Fund:  is intended to
      remain stable regardless of stock and bond
      market fluctuations; invests in a portfolio
      of investment contracts issued by insurance
      companies, banks and corporations; synthetic
      or alternative investment contracts,
      collective investment pools and money market
      instruments;                                   749       -

(vii) TransPro, Inc. Common Stock Fund:  consists
      solely of shares of common stock of TransPro,
      Inc. resulting from the Truck Products Spin-
      Off (see Note 8).                              265       -

     The total number of participants in the Plan is less than the sum of participants shown above due to participation in multiple
Investment Funds by participants.

     A participant may change Investment Funds as to any future participant contributions through use of a toll free telephone number at any time. Such change will be effective as soon as practicable after the Plan is notified. A participant may transfer all or part of the value of his existing Participant Contribution Account (Note 5) between Investment Funds once per month through use of a toll free telephone number which transfer will be effective as soon as practicable after notification by the sale of part or all of the Investment Fund or Funds out of which the participant is transferring and the investment of the cash proceeds of such sale in the Investment Fund or Funds to which the participant is transferring. However, the Hartford and Managed Income Funds have certain restrictions on direct transfers between Funds. The brokerage fees, if any, of such sales and investments are paid by the individual participant making the transfer. The Committee may at any time or from time to time, in its sole discretion, add or delete funds in which participant contributions may be invested.

     Participant contributions to the Plan are invested by the Trustee in the Investment Funds as directed by participants, and Company contributions to the Plan (with the exception of the profit-sharing contribution noted previously) are invested by the Trustee exclusively in the Allen Common Stock Fund, with the exception that, to avoid the retention of idle funds, such participant and Company contributions may be invested in cash equivalent securities for periods generally not exceeding 30 days prior to investment in the Allen Common Stock Fund or the other Investment Funds. While such contributions are invested in cash equivalent securities, interest is generally accrued until the contributions are allocated to the respective Investment Funds.

     Participants' before-tax contributions to the Allen Common Stock Fund and Company matching contributions are used by the Trustee to purchase treasury shares provided by the Company at a price which is 15% below prevailing market price at the time of purchase. During 1995, 1994 and 1993, the Trustee purchased from the Company 61,781, 54,504 and 108,880 shares, respectively, of common stock for the accounts of participants in the Plan. In addition, at December 31, 1995, the Company had authorized and made available for purchase by the Plan shares of its common stock held in treasury shares at 15% below prevailing market prices. The Trustee purchases shares of the Company's common stock for transactions other than purchases for before-tax contributions and Company matching contributions in open market transactions. In addition, the Trustee purchases shares or other units of the other Investment Funds (as directed by the participants) on a national securities exchange at market prices current at the time of purchase or in such other manner as the Trustee, in the sole discretion, may determine. The Company has no control over the times or prices at which the Trustee makes such purchases and investments or the amounts thereof, and the number of shares or units purchased depends on the prices paid by the trustee.

5.   VESTING AND WITHDRAWALS

     Pursuant to the Plan, investments acquired with the participant's contributions are segregated in the Participant Contribution Account, and investments acquired with the Company's contributions are segregated in the Employer Contribution Account. Cash dividends, interest and investment earnings paid on the investments in each of the participant's accounts are automatically reinvested in the respective Investment Funds to which they relate. Each participant's interest in his or her Participant Contribution Account and the Company match portion of the Employer Contribution Account is always fully vested. The aforementioned Comsearch profit-sharing contributions vest in equal amounts over the period of three to seven years of credited service. Except for permitted withdrawals and hardship distributions, the participant's investments are distributable only when employment terminates. A participant, or the beneficiary of a deceased participant, is entitled to receive the aggregate value of the participant's shares and units held under the Plan if employment is terminated for any reason, including death, disability or retirement.

     While employed by the Company or a subsidiary, a participant may withdraw all or any part of his or her before-tax Participant Contribution Account and his or her Employer Contribution Account only in cases of financial hardship or after attaining age 59-1/2. After-tax contributions may be withdrawn from the Plan once a year in an amount no less than $250. In cases of financial hardship where a participant requires funds to meet an immediate, heavy financial need and has no other resources reasonably available to meet that need, he or she may request the Committee to authorize a withdrawal by him or her from his or her Participant Contribution Account and Employer Contribution Account. The Committee relies on Internal Revenue Service ("IRS") guidelines to determine if financial hardship exists and to determine the amount, if any, of the withdrawal to be made by the participant. In addition, after attaining 59-1/2, a participant may withdraw all or a portion of his or her Participant and Employer Contribution accounts for any reason without penalty.

     Any amounts not vested and not eligible for withdrawal at termination of a participant's employment are available to the Plan to pay administrative costs and reduce Company contributions.

     Shares or units withdrawn and distributed in 1995, 1994 and 1993 by participants from the respective Investments Funds were as follows (former ATG Plan funds include shares transferred to the Allen Plan funds in 1994):


                                        1995      1994     1993
   Fidelity Managed Income Portfolio   333,690   314,915  627,759
   Fidelity Equity-Income Fund           8,097     5,682   42,808
   Fidelity Retirement Growth Fund      13,049     6,983  124,672
   Allen Common Stock Fund              19,526    25,396   80,303
   Hartford Fixed-Income Fund ($)      253,100   599,495        -
   TransPro Common Stock Fund            3,348         -        -
   Twentieth Century Select Fund             -    29,646        -
   Twentieth Century Ultra Fund              -    53,731        -
   Vanguard Fixed Fund                       -   101,714        -
   Morley Stable Value Fund                245         -        -

     Benefit obligations for persons who have withdrawn from participation in the Plan (with the exception of participants affected by the Spin-off discussed in Note 8) but are unpaid as of year-end are as follows at December 31, 1995 and 1994:


                                           1995        1994

     Fidelity Managed Income Portfolio   $      -    $ 57,922
     Fidelity Equity-Income Fund           40,211      40,155
     Fidelity Retirement Growth Fund       18,164      11,556
     Allen Common Stock Fund               65,223      35,341
     Hartford Fixed-Income Fund            36,762     141,393
     Morley Stable Value Fund              29,601           -
                                         $189,961    $286,367

6.   PARTICIPANT LOAN ACCOUNT

     The Plan permits participants to borrow up to 50% of the value of his/her Investment Funds including employer contributions. As more fully described in the "Loan Rules" of the Plan, participants must meet certain minimum qualifications to obtain a loan, and loans must be for a minimum of $500 and cannot exceed $50,000. The term of the loan can be for any period of time up to 60 months as selected by the participant; such loans bear interest at the prime rate charged by the Company's principal lending banks plus 1% at the time the loan is made and will carry such interest rate throughout their terms. Monthly principal and interest repayments (done automatically through payroll deductions) are credited to the participant's own account and are reinvested in the Investment Funds in the same manner as the participant's contributions are invested. A participant may have up to three loans outstanding at any one time.

     If a loan is declared in default (as defined in the "Loan Rules" of the Plan), the entire outstanding principal balance will become immediately due and payable, and if not immediately paid the loan will be canceled and the outstanding balance will be treated as a distribution or withdrawal from the Plan depending upon the participant's tax circumstances. The Plan Committee, in its sole discretion, may take such action it considers appropriate to collect the unpaid principal and the accrued interest on a defaulted loan. Funds for a loan will be obtained from the net proceeds, after the payment of brokerage commissions, of the sale of a sufficient number of units or shares in the participant's Investment Fund account.

7.   FEDERAL INCOME TAXES

     The Company received a determination from the IRS on August 15, 1995 that the Plan is a qualified plan under Section 401(a) and 401(k) of the Internal Revenue Code. Accordingly, the Plan has not been subject to federal income taxes, and employer and participant contributions and earnings of the Plan have not been subject to U.S. income taxes until distributed to the participants. Early withdrawals or distributions may subject the participant to certain tax penalties.

     The Plan was amended subsequent to receiving the most recent
IRS determination letter; however, the Plan Committee does not believe such amendments affect the Plan's tax status.

8.   SPIN-OFF OF TRUCK PRODUCTS BUSINESS

     On September 8, 1995, the Company's Board of Directors declared a spin-off distribution of 100% of the common shares of a newly formed wholly owned subsidiary, TransPro, Inc. ("TransPro") to the Company's common shareholders of record at the close of business on September 29, 1995 (the "Spin-off"). Common shares were distributed on the basis of one share of TransPro Common stock for every four shares of the Company's common stock. Prior to the Spin-Off, the Company contributed to TransPro cash, the ownership interests in the net assets and liabilities of its Crown and G&O Manufacturing Company divisions and the stock of AHTP II, Inc. and Allen Heat Transfer Products, Inc., which owned the Company's partnership joint venture interest in GO/DAN Industries ("GDI"). These entities comprised the Company's Truck Products Business (the "Business"). Following the distribution, TransPro became an independent, publicly traded corporation.

     As a result, the Plan was amended such that shares of TransPro issued as a dividend on Allen common stock pursuant to the Spin-off were held in a separate account and were then subject to the subsequent investment direction by Participants prior to December 20, 1995. Any shares of TransPro held in the account of a Participant, other than a Participant transferred to TransPro, on December 20, 1995 were reinvested in Allen common stock.

     In addition, the Plan was amended such that any Participant who was a transferred employee as a result of the Spin-off, ceased to be a Plan Participant upon transfer of the related Plan assets to the successor Plan implemented by TransPro. The net assets and liabilities of approximately $1,623,000 (including 14,165 shares of TransPro common stock) were transferred in 1996. Accordingly, this amount will be included in withdrawals and distributions in the 1996 statement of income and changes in Plan equity.

9.   SALE OF DIVISION

     Effective June 10, 1993, the Company sold to SPX Corporation the net assets of its automotive diagnostic test equipment business comprised of the Company's Allen Testproducts division (U.S. and Canada); Allen Group Electronics Puerto Rico Inc.; The Allen Group Leasing Corporation; and The Allen Testproducts division and related leasing operations of The Allen Group Canada Limited. In connection with this sale, the Plan assets and corresponding future liabilities relating to employees of the above mentioned entities were transferred to the purchaser in 1993. This transfer of funds has been included in the statement of income and changes in plan equity for 1993 as "withdrawals and distributions" and amounted to approximately $3,136,000. In addition, there was a subsequent reduction to the Participant Loan Account to adjust for loans transferred to SPX Corporation. This adjustment has been included in the statement of income and changes in plan equity for 1995 as "withdrawals and distributions" and amounted to approximately $175,000.